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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                            ------------------------

                       IBJ SCHRODER BANK & TRUST COMPANY
              (Exact name of trustee as specified in its charter)

                   NEW YORK                                      13-5375195
           (State of Incorporation                            (I.R.S. Employer
         if not a U.S. national bank)                       Identification No.)

     ONE STATE STREET, NEW YORK, NEW YORK                          10004
   (Address of principal executive offices)                      (Zip code)

                  STEPHEN GIURLANDO, ASSISTANT VICE PRESIDENT
                       IBJ SCHRODER BANK & TRUST COMPANY
                                ONE STATE STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 858-2000
           (Name, Address and Telephone Number of Agent for Service)

                              REGAL CINEMAS, INC.
              (Exact name of obligor as specified in its charter)

                  TENNESSEE                                      62-1412720
          (State or jurisdiction of                           (I.R.S. Employer
        incorporation or organization)                      Identification No.)

          7132 COMMERCIAL PARK DRIVE
                KNOXVILLE, TN                                      37918
   (Address of principal executive office)                       (Zip code)
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                    9 1/2 SENIOR SUBORDINATED NOTES DUE 2008
                        (Title of Indenture Securities)

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ITEM 1. GENERAL INFORMATION

     Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

             New York State Banking Department, Two Rector Street, New York, New
        York

             Federal Deposit Insurance Corporation, Washington, D.C.

             Federal Reserve Bank of New York Second District, 33 Liberty
        Street, New York, New York

          (b) Whether it is authorized to exercise corporate trust powers.

             Yes

ITEM 2. AFFILIATIONS WITH THE OBLIGORS.

     If the obligors are an affiliate of the trustee, describe each such affiliation.

     The obligors are not an affiliate of the trustee.

ITEM 13. DEFAULTS BY THE OBLIGORS.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          None

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

          None

     List of exhibits.

     List below all exhibits filed as part of this statement of eligibility.

          *1.            -- A copy of the Charter of IBJ Schroder Bank & Trust
                            Company as amended to date. (See Exhibit 1A to Form T-1,
                            Securities and Exchange Commission File No. 22-18460).
          *2.            -- A copy of the Certificate of Authority of the trustee to
                            Commence Business (Included in Exhibit 1 above).
          *3.            -- A copy of the Authorization of the trustee to exercise
                            corporate trust powers, as amended to date (See Exhibit 4
                            to Form T-1, Securities and Exchange Commission File No.
                            22-19146).
          *4.            -- A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and
                            Exchange Commission File No. 22-19146).
           5.            -- Not Applicable
           6.            -- The consent of United States institutional trustee
                            required by Section 321(b) of the Act.
           7.            -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its
                            supervising or examining authority.

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 * The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

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                                      NOTE

     In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligors and its directors or officers, the trustee has relied upon information furnished to it by the obligors.

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item is based on incomplete information.

     Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

     Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in
Item 13, the obligors are not in default under any indenture under which the applicant is trustee.

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                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 22nd day of September, 1998.

                                            IBJ SCHRODER BANK & TRUST COMPANY

                                            By:  /s/ STEPHEN J. GIURLANDO
                                              ----------------------------------
                                                     Stephen J. Giurlando
                                                   Assistant Vice President

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                                                                       EXHIBIT 6

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Regal Cinemas, Inc., of it's 9 1/2% Senior Subordinated Notes due 2008, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                        IBJ SCHRODER BANK & TRUST COMPANY

                                        By:     /s/ STEPHEN J. GIURLANDO
                                           -------------------------------------
                                                   Stephen J. Giurlando
                                                 Assistant Vice President

Dated: September 22, 1998

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                                                                       EXHIBIT 7

                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             OF NEW YORK, NEW YORK
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES

                           REPORT AS OF JUNE 30, 1998

                                     ASSETS

                                                                            DOLLAR AMOUNTS
                                                                             IN THOUSANDS
                                                                            --------------
   1.   Cash and balance due from depository institutions:
        a.    Non-interest-bearing balances and currency and coin.........    $   36,963
        b.    Interest-bearing balances...................................    $   13,296
   2.   Securities:
        a.    Held-to-maturity securities.................................    $  189,538
        b.    Available-for-sale securities...............................    $  101,159
   3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
        Agreement subsidiaries and in IBFs:
        Federal Funds sold and Securities purchased under agreements to
        resell............................................................    $  327,500
   4.   Loans and lease financing receivables:
        a.    Loans and leases, net of unearned income....................    $1,800,351
        b.    LESS: Allowance for loan and lease losses...................    $   65,836
        c.    LESS: Allocated transfer risk reserve.......................    $      -0-
        d.    Loans and leases, net of unearned income, allowance, and
              reserve.....................................................    $1,814,515
   5.   Trading assets held in trading accounts...........................    $      572
   6.   Premises and fixed assets (including capitalized leases)..........    $    2,194
   7.   Other real estate owned...........................................    $      819
   8.   Investments in unconsolidated subsidiaries and associated
        companies.........................................................    $      -0-
   9.   Customers' liability to this bank on acceptances outstanding......    $      640
  10.   Intangible assets.................................................    $   11,293
  11.   Other assets......................................................    $   58,872
  12.   TOTAL ASSETS......................................................    $2,557,361
                                        LIABILITIES
  13.   Deposits:
        a.    In domestic offices.........................................    $  657,513
        (1)   Noninterest-bearing.........................................    $  178,024
        (2)   Interest-bearing............................................    $  479,489
        b.    In foreign offices, Edge and Agreement subsidiaries, and
              IBFs........................................................    $1,362,365
        (1)   Noninterest-bearing.........................................    $   20,278
        (2)   Interest-bearing............................................    $1,342,087
  14.   Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
        Agreement subsidiaries, and in IBFs:
        Federal Funds purchased and Securities sold under agreements to
        repurchase........................................................    $   60,000
  15.   a.    Demand notes issued to the U.S. Treasury....................    $    5,000
        b.    Trading Liabilities.........................................    $      406
  16.   Other borrowed money:
        a.    With a remaining maturity of one year or less...............    $   49,916
        b.    With a remaining maturity of more than one year.............    $    1,375
        c.    With a remaining maturity of more than three years..........    $    1,550
  17.   Not applicable.
  18.   Bank's liability on acceptances executed and outstanding..........    $      640
  19.   Subordinated notes and debentures.................................    $  100,000
  20.   Other liabilities.................................................    $   69,920
  21.   TOTAL LIABILITIES.................................................    $2,308,685
  22.   Limited-life preferred stock and related surplus..................    $      N/A
                                       EQUITY CAPITAL
  23.   Perpetual preferred stock and related surplus.....................    $      -0-
  24.   Common stock......................................................    $   29,649
  25.   Surplus (exclude all surplus related to preferred stock)..........    $  217,008
  26.   a.    Undivided profits and capital reserves......................    $    1,885
        b.    Net unrealized gains (losses) on available-for-sale
              securities..................................................    $      134
  27.   Cumulative foreign currency translation adjustments...............    $      -0-
  28.   TOTAL EQUITY CAPITAL..............................................    $  248,676
  29.   TOTAL LIABILITIES AND EQUITY CAPITAL..............................    $2,557,361

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